                                          Contract Number:          [%999999999]

GMIB RIDER SCHEDULE

GMIB EFFECTIVE DATE:                    [October 1, 2006]

MAXIMUM AGE FOR GMIB RIDER:            [75]

GMIB BASE:

      THE GMIB BASE IS USED SOLELY TO DETERMINE THE GUARANTEED MINIMUM INCOME BENEFIT AND DOES NOT ESTABLISH OR GUARANTEE A CONTRACT VALUE, CASH VALUE, MINIMUM DEATH BENEFIT OR MINIMUM RETURN FOR ANY INVESTMENT OPTION.

      The GMIB BASE is the greater of the GMIB Maximum Anniversary Value (MAV) Base and the GMIB Roll-Up Base.

      GMIB MAV BASE: The GMIB MAV Base is equal to the greatest of the anniversary values.

      An anniversary value is equal to (a) plus (b) minus (c), but not less than zero, where:

            (a) is the Contract Value less any amounts in Excluded Accounts on the GMIB Effective Date or on a Contract Anniversary;

            (b) is the sum of all Additional Premiums allocated to, and all amounts transferred into, any [subaccounts] other than Excluded Accounts, since that date; and

            (c) is the sum of all "adjusted" withdrawals from, and all amounts transferred from, any [subaccounts] other than Excluded Accounts, since that date.

      We will calculate an anniversary value on the GMIB Effective Date and on each Contract Anniversary thereafter through the earlier of the GMIB MAV Base Limitation Date and the date You exercise GMIB.

      Each "adjusted" withdrawal is equal to the amount of such withdrawal from any [subaccounts] other than Excluded Accounts multiplied by (a) and divided by (b), where:

            (a)   is the GMIB MAV Base immediately prior to the withdrawal; and

            (b) is the [Account Value] less any amounts in Excluded Accounts immediately prior to the withdrawal.

      The GMIB MAV BASE LIMITATION DATE is [the Contract Anniversary on or following the oldest Annuitant's [80th] birthday.]

      If there is a change of Annuitant and this Rider continues in effect, the GMIB MAV Base Limitation Date will be reset based on the new Annuitant's age if the following conditions apply:

            (i) on the GMIB Effective Date the new Annuitant was older than the Annuitant whose age was used to determine the GMIB MAV Base Limitation Date immediately prior to the change of Annuitant; and

            (ii) the GMIB MAV Base Limitation Date immediately prior to the change of Annuitant is later than the date of the change of Annuitant.

      The GMIB MAV Base Limitation Date will not be reset to a date which is earlier than the date of the change of Annuitant.

                                          Contract Number:          [%999999999]

      [GMIB ROLL-UP BASE: The GMIB Roll-Up Base is equal to the sum of GMIB Roll-Up Base A and GMIB Roll-Up Base B.]

      GMIB ROLL-UP BASE [A]: The GMIB Roll-Up Base [A] is equal to (a) plus (b) minus (c), but not less than zero, where:

            (a) is the [Initial Premium] on the GMIB Effective Date [plus any Additional Premium received prior to the earlier of the first withdrawal and the first Quarterversary following the GMIB Effective Date], allocated to any [subaccounts] other than [Restricted Accounts or] Excluded Accounts, with interest compounded daily from the GMIB Effective Date at an annual rate of [5]%; and

            (b) is the sum of all Additional Premiums [received on or after the earlier of the first withdrawal and the first Quarterversary following the GMIB Effective Date,] allocated to any [subaccounts] other than [Restricted Accounts or] Excluded Accounts, plus all amounts transferred into any [subaccounts] other than [Restricted Accounts or] Excluded Accounts, with interest compounded daily from the Contract Anniversary on or following the effective date of each Additional Premium payment or transfer at an annual rate of [5]%; and

            (c) is the sum of all "adjusted" withdrawals from, and all amounts transferred from, any [subaccounts] other than [Restricted Accounts or] Excluded Accounts, with interest compounded daily from the Contract Anniversary on or following the effective date of each withdrawal or transfer at an annual rate of [5]%.

      Each "adjusted" withdrawal is equal to the amount of such withdrawal from any [subaccounts], other than [Restricted Accounts or] Excluded Accounts, multiplied by an adjustment factor:

            (1) if the total of all withdrawals from any [subaccounts], other than [Restricted Accounts or] Excluded Accounts, during the Contract Year, including the amount of the requested withdrawal, is less than or equal to [5]% times GMIB Roll-Up Base [A] attributable to the beginning of the Contract Year, the adjustment factor is 1.0; or

            (2) if the total of all withdrawals from any [subaccounts], other than [Restricted Accounts or] Excluded Accounts, including the amount of the requested withdrawal, is greater than [5]% times GMIB Roll-Up Base [A] attributable to the beginning of the Contract Year, the adjustment factor is (a) divided by (b) where:

                     (a) is GMIB Roll-Up Base [A] immediately prior to such withdrawal; and

                     (b) is the [Account Value] less any amounts in [Restricted Accounts or] Excluded Accounts, immediately prior to such withdrawal.

      [GMIB ROLL-UP BASE B: GMIB Roll-Up Base B is equal to (a) plus (b) minus
      (c), but not less than zero, where:

                                          Contract Number:          [%999999999]

            (a) is the [Initial Premium] on the GMIB Effective Date [plus any Additional Premium received prior to the earlier of the first withdrawal and the first Quarterversary following the GMIB Effective Date], allocated to any Restricted Accounts, with interest compounded daily from the GMIB Effective Date at an annual rate of [3]%; and

            (b) is the sum of all Additional Premiums [received on or after the earlier of the first withdrawal and the first Quarterversary following the GMIB Effective Date], allocated to any Restricted Accounts, plus all amounts transferred into any Restricted Accounts, with interest compounded daily from the Contract Anniversary on or following the effective date of each Additional Premium payment or transfer at an annual rate of [3]%; and

            (c) is the sum of all "adjusted" withdrawals from, and all amounts transferred from, any Restricted Accounts, with interest compounded daily from the Contract Anniversary on or following the effective date of each withdrawal or transfer at an annual rate of [3]%.

      Each "adjusted" withdrawal is equal to the amount of such withdrawal from any Restricted Accounts, multiplied by an adjustment factor:

            (1) if the total of all withdrawals from any Restricted Accounts during the Contract Year, including the amount of the requested withdrawal, is less than or equal to [3]% times GMIB Roll-Up Base B attributable to the beginning of the Contract Year, the adjustment factor is 1.0; or

            (2) if the total of all withdrawals from any Restricted Accounts, including the amount of the requested withdrawal, is greater than [3]% times GMIB Roll-Up Base B attributable to the beginning of the Contract Year, the adjustment factor is (a) divided by (b) where:

                     (a) is GMIB Roll-Up Base B immediately prior to such withdrawal; and

                     (b) is the [Account Value] in any Restricted Accounts, immediately prior to such withdrawal.]

      For purposes of compounding interest in GMIB Roll-Up Base [A] [and GMIB Roll-Up Base B] above, such interest shall accrue until the earlier of the GMIB Roll-Up Base Limitation Date or the date You exercise GMIB. No interest shall accrue thereafter.

      The GMIB ROLL-UP BASE LIMITATION DATE is [the earlier of the [20th] Contract Anniversary or the Contract Anniversary on or following the oldest Annuitant's [80th] birthday.]

      If there is a change of Annuitant and this Rider continues in effect, the GMIB Roll-Up Base Limitation Date will be reset based on the new Annuitant's age if the following conditions apply:

            (i) on the GMIB Effective Date the new Annuitant was older than the Annuitant whose age was used to determine the GMIB Roll-Up Base Limitation Date immediately prior to the change of Annuitant; and

            (ii) the GMIB Roll-Up Base Limitation Date immediately prior to the change of Annuitant is later than the date of the change of Annuitant.

                                          Contract Number:          [%999999999]

      The GMIB Roll-Up Base Limitation Date will not be reset to a date which is earlier than the date of the change of Annuitant.

GMIB EXERCISE PERIOD:

      You may exercise GMIB on or during the [30] day period following each Contract Anniversary beginning with the First Exercise Anniversary Date and ending with the Last Exercise Anniversary Date.

      FIRST EXERCISE ANNIVERSARY DATE:  [January 17, 2015]

            The [10th] Contract Anniversary following the GMIB Effective Date.

      LAST EXERCISE ANNIVERSARY DATE:   [January 17, 2025]

            The Contract Anniversary on or following the oldest Annuitant's [85th] birthday.

      LAST EXERCISE DATE:               [February 16, 2025]

            The [30th] day following the Last Exercise Anniversary Date.

ANNUITY OPTIONS AVAILABLE ON EXERCISE OF GMIB:

            [Life Annuity]
            [Joint and Survivor Life Annuity]
            [Life Annuity with Payments Guaranteed for [10] Years]
            [Joint and Survivor Life Annuity with Payments Guaranteed for [10] Years]

RESTRICTED ACCOUNTS:

      [ML Domestic Money Market V.I. Fund]
      [Eaton Vance VT Floating-Rate Income Fund]
      [Roszel/JPMorgan Multi-Cap Market Neutral Fund]

      We reserve the right to add or delete a [subaccount] from the list of Restricted Accounts if such [subaccount] is added or deleted as an investment option.

EXCLUDED ACCOUNTS: [None]

      We reserve the right to add or delete a [subaccount] from the list of Excluded Accounts if such [subaccount] is added or deleted as an investment option.

CHANGE OF ANNUITANT:

      If there is a change of Annuitant, this Rider will terminate unless the Annuitant is changed under any of the circumstances described below:

            [(i)] [the Annuitant is changed to a person who was not older than the Maximum Age for GMIB Rider on the GMIB Effective Date; or]

            [(ii)] [the Annuitant is changed to an Eligible Spousal Beneficiary who was not older than the Maximum Age for GMIB Rider on the [Spousal Continuation Date].]

                                          Contract Number:          [%999999999]

      If there is a change of Annuitant, this Rider will terminate if the recalculated Last Exercise Date is earlier than the date of the change of Annuitant.

ALLOCATION GUIDELINES AND RESTRICTIONS:

      [There are currently no additional Allocation Guidelines and Restrictions applicable to this Rider.

      However, We reserve the right to require the following:]

            (1) You must participate in a [quarterly] Rebalancing Program. Under this program, We allocate Your Premiums in accordance with the [subaccounts] and percentages You select which must meet the requirements specified in (2) below. On each [[Quarterversary] or on the [28th] if the GMIB Effective Date falls on the 29th, 30th, or 31st], We automatically reallocate Your [Account Value] to maintain the percentage allocation among the [subaccounts] You select.

            (2) The [subaccounts] and corresponding percentages must meet the following allocation guidelines:

                  (a) You must allocate at least [40]%, but not more than [70]% of Your total allocations among [subaccounts] in the following Investment Categories:

                              [Large Cap]
                              [Mid Cap]
                              [Small Cap]
                              [International]

                  (b) You must allocate no more than [40]% of Your total allocations among the following Investment Categories:

                              [Small Cap]
                              [International]
                              [Alternative]
                              [Money Market]

                  (c) You must allocate the remaining amounts among the other Investment Categories so Your total allocations equal 100%.

                  (d) You agree to furnish new allocation instructions that comply with (a) - (c) above prior to any future closure or elimination of a [subaccount] in which You are invested.

You must allocate any additional Premiums in accordance with the [subaccounts] and percentages You have selected.

You may request to transfer among [subaccounts] while this Rider is in effect provided that each request results in an allocation of Your [Account Value] that complies with (a) - (c) above as of the end of the last Valuation Period preceding receipt of Your request.

                                          Contract Number:          [%999999999]

                  Only pro-rata withdrawal requests affecting all [subaccounts] in which You are invested will be accepted while this Rider is in effect.

            [(3) We will provide [90] days advance notice of Our intent to impose these requirements. If by the end of such [90] day period You do not provide the information necessary to participate in the Rebalancing Program which meets the allocation requirements described above, We will increase your current GMIB Charge Percentage. The current GMIB Charge Percentage cannot exceed the maximum GMIB Charge Percentage shown below.]

GMIB CHARGE:

                                           Current              Maximum
                                           -------              -------
      GMIB Charge Percentage:              [0.50% annually]     [0.90% annually]

      [The GMIB Charge is calculated on each Monthaversary as follows:

            (i)   the GMIB Base is determined on the Monthaversary;

            (ii)  that amount is multiplied by the current GMIB Charge
                  Percentage;

            (iii) the resulting amount is divided by 12.

      The sum of the GMIB Charges calculated on each of the three preceding Monthaversaries is deducted from the Contract Value on each Quarterversary.

      [If the GMIB Effective Date falls on the 29th, 30th or 31st, We will use the last day of the month for any month that does not have a corresponding Monthaversary or Quarterversary for purposes of calculating and deducting GMIB Charges.]

      If the GMIB Rider is terminated other than on a Quarterversary, We will deduct from the Contract Value the pro-rata portion of any GMIB Charges calculated on any prior Monthaversary but not yet collected.]

      [The GMIB Charge is deducted from each [subaccount] in the ratio of Your interest in each [subaccount] to Your [Account Value] on the date the charge is collected.]

      The [Contract Value and] Surrender Value [are] reduced by any GMIB Charges calculated but not yet collected.